As filed with the Securities and Exchange Commission on May 26, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WATERS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3668640
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
34 Maple Street
Milford, MA 01757
(508) 478-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John A. Ornell
Vice President, Finance and Administration
and Chief Financial Officer
waters corporation
34 Maple Street
Milford, MA 01757
(508) 478-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

with copies to:

Mark T. Beaudouin	Michael P. O’Brien, Esq.
Vice President, General Counsel and Secretary Waters Corporation 34 Maple Street Milford, MA 01757 (508) 478-2000	Bingham McCutchen LLP 150 Federal Street Boston, MA 02110 (617) 951-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate Offering	Registration
Securities to be Registered	Registered	Price per Unit	Price	Fee

Preferred Stock, par value $.01 per share
Common Stock, par value $.01 per share		(1)
Warrants

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

WATERS CORPORATION
Preferred Stock
Common Stock
Warrants
        Waters Corporation from time to time may offer to sell preferred stock, common stock and/or warrants. The preferred stock and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or other securities. Our common stock is listed on the New York Stock Exchange and trades under the symbol “WAT”.
      We may sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.
      This prospectus provides you with a general description of the securities that we may offer. The specific terms of any securities to be offered will be described in a supplement to this prospectus.
Investing in these securities involves risks.
See “Risk Factors” on page 2.

       Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 26, 2006

      You should rely only on the information contained in this prospectus, including information incorporated by reference, or any prospectus supplement. We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representations. Neither this prospectus nor any prospectus supplement is an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction where an offer or solicitation is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using an automatic “shelf” registration process. Under the automatic shelf process, we may, from time to time, issue and sell to the public any or all of the securities described in the registration statement in one or more offerings.
      This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information.”
      We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.
AVAILABLE INFORMATION
      We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http:// www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.
      We have filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about Waters and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC’s website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      We are incorporating by reference into this prospectus documents and information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate by reference the documents listed below, other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended April 1, 2006;

•	Current Reports on Form 8-K filed with the SEC on March 31, 2006 and March 14, 2006;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 19, 1995, including any amendments or reports filed for the purpose of updating that description;

•	the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A12B/ A filed with the SEC on August 27, 2002, including any amendments or reports filed for the purpose of updating that description; and

•	all of our filings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of filing of this prospectus and prior to the termination of this offering.
      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Waters Corporation
34 Maple Street
Milford, MA 01757
Attn: Eugene G. Cassis
(508) 482-2349
e-mail: gene cassis@waters.com
RISK FACTORS
      An investment in our securities involves significant risks. You should carefully consider the risk factors described in the applicable prospectus supplement and those incorporated by reference in this prospectus, before you make an investment decision. The risk factors incorporated by reference in this prospectus will be updated and superseded by risk factors contained in any prospectus supplement or in any subsequent filing with the SEC that is incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
FORWARD-LOOKING STATEMENTS
      This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, these statements can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state trends and known uncertainties or other forward-looking information. You are cautioned that forward-looking statements are based on current expectations and are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the risks and uncertainties described or discussed in the section entitled “Risk Factors” above. The forward-looking statements incorporated by reference in this prospectus will be updated and superseded by forward-looking statements contained in any prospectus supplement or in any subsequent filing with the SEC that is incorporated by reference in this prospectus. The forward-looking statements contained herein represent our judgment as of the date of this prospectus, and we caution readers not to place undue reliance on such statements.
DESCRIPTION OF SECURITIES WE MAY OFFER
      We may offer any of the following securities from time to time:

•	preferred stock;

•	common stock; or

•	warrants to purchase preferred stock, common stock or other securities.
      When we use the term “securities” in this prospectus, we mean any of the securities that we may offer with this prospectus, unless we say otherwise. This prospectus describes the general terms of the securities that we may offer. The specific terms of any particular securities that we may offer will be described in a separate prospectus supplement. The terms of any securities that we may offer may differ from the general terms described below. If there is any inconsistency between the description of the general terms of the securities in this prospectus and the description of the terms of the securities in the applicable prospectus supplement, you should rely on the description in the prospectus supplement.
DESCRIPTION OF OUR CAPITAL STOCK
      Our authorized capital stock consists of 400,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.01 par value per share. The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the preferred stock or common stock that we may offer under this prospectus. For the complete terms of our preferred stock and common stock, please refer to our second amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware, or Delaware General Corporation Law, may also affect the terms of these securities. While the terms we have summarized below will apply generally to any preferred stock or common stock we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.
Preferred Stock
      We have a class of undesignated preferred stock consisting of 5,000,000 shares, $0.01 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, powers, preferences and rights as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.
      We have designated a series of preferred stock called Series A Junior Participating Preferred Stock and have issued rights that are in some cases exercisable for shares of such preferred stock. As of the date of this prospectus, we have no shares of preferred stock outstanding. See “Rights Agreement” below.
      The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. Such rights may include voting and conversion rights which could adversely affect the holders of common stock. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends on common stock. Holders of preferred stock would typically be entitled to receive a preference payment in the event of a liquidation, dissolution or winding up before any payment is made to the holders of common stock. Additionally, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.
Common Stock
      We are authorized to issue up to 400,000,000 shares of common stock. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.
Rights Agreement
      Our board of directors has adopted a rights plan. As a result, we have issued one fractional preferred share purchase right for each outstanding share of common stock. One fractional preferred share purchase right will be issued for each additional share of common stock that we issue. When exercisable, each purchase right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share, at a price of $120 per one one-hundredth of a preferred share.
      The rights are not exercisable until (a) 10 business days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding common stock, or (b) 10 business days (or such later date as may be determined by our board of directors prior to such time as any person becomes a beneficial owner of 15% or more) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common shares. The rights will expire on August 27, 2012, unless the rights are earlier redeemed by us or the rights are exchanged.
      Preferred stock purchasable upon exercise of the rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared for each common share. In the event of liquidation, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made for each common share. Each preferred share will have 100 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 100 times the amount received for each common share. These rights are protected by customary anti-dilution provisions.
      Because of the nature of the preferred shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a preferred share purchasable upon exercise of each right should approximate the value of one common share.
      If, after the rights become exercisable, we are involved in a merger or other business combination transaction in which common shares are exchanged or changed, or 50% or more of our consolidated assets or earning power are sold, each holder of a right will the have the right to receive, upon the exercise of the right at the then current exercise price, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the right.

      If the rights become exercisable, each holder of a right will thereafter have the right to receive upon exercise that number of common shares having a market value of two times the exercise price of the right. At any time after the occurrence of any such event and prior to the acquisition by such person or group of 50% or more of the outstanding common shares, our board of directors may exchange the rights, in whole or in part, at an exchange ratio of one common share, or one one-hundredth of a preferred share per right (subject to adjustment).
      In certain circumstances, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. The redemption of the rights may be made effective at such time on such basis and with such conditions as our board may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.
      Other than those provisions relating to the principal economic terms of the rights, any of the provisions of the rights agreement may be amended by our board of directors prior to the time the rights are distributed. After distribution, the provisions of the rights agreement may be amended by the board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the rights agreement; but, no amendment to adjust the time period governing redemption can be made at such time as the rights are not redeemable.
      Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.
      The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors in light of the ability of the board of directors to redeem the rights or amend the rights agreement as summarized above.
      A copy of the rights agreement and all amendments thereto between us and the rights agent specifying the terms of the rights, is attached to our Form 8-A12B/ A filed on August 27, 2002. The rights agreement, including all exhibits, are incorporated herein by reference. The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement.
Delaware Law and Certain Charter and By-Law Provisions
      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior did own, 15% or more of the corporation’s voting stock.
      Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that for nominations for the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to such stockholders’ meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of such stockholders’ meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting or such public disclosure was made. The notice must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting.
      The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless the corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our Second Amended and Restated Certificate of Incorporation may be amended or repealed in accordance with the Delaware General Corporation Law, provided that any such amendment or repeal may not abrogate certain indemnification provisions. The Amended and Restated By-Laws may also be amended or repealed by a majority vote of the board of directors or by a majority of the outstanding capital stock entitled to vote.
      Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for election of all the directors at the annual meeting of stockholders. The stockholders may remove any director with or without cause at a special meeting of the stockholders and then only by the vote of a majority of the shares cast at such meeting.
      Our Second Amended and Restated Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty. These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.
New York Stock Exchange Listing
      Our common stock is quoted on the New York Stock Exchange under the symbol “WAT”.
Transfer Agent And Registrar
      The transfer agent and registrar for our common stock is The Bank of New York.
DESCRIPTION OF OUR WARRANTS
      The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.
General
      We may issue, together with other securities or separately, warrants to purchase our preferred stock, common stock or other securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

      The prospectus supplement will describe the following terms, where applicable, of warrants that we may offer:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.
      Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
      Each warrant will entitle the holder thereof to purchase for cash the amount of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights of Holders of Warrants
      Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.
RATIO OF EARNINGS TO FIXED CHARGES
      Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, and the first quarter ended April 1, 2006 were as follows:

	Quarter
	Ended	Year Ended December 31,

	April 1,
	2006	2005	2004	2003	2002	2001

Ratio of Earnings to Fixed Charges (unaudited)(1)	5.48	11.14	24.72	52.70	51.49	60.02

(1)	For purposes of the ratio of earnings to fixed charges, “earnings” represent pre-tax earnings plus fixed charges, and “fixed charges” represent interest expenses, the amortization of capitalized expenses related to indebtedness, and the portion of rent expense that, in our opinion, approximates the interest factor included in rent expense.
      As of the date of this prospectus, we have no preferred stock outstanding.
USE OF PROCEEDS
      We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
      In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Bingham McCutchen LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      To be provided upon the filing of a Prospectus Supplement to which this Registration Statement relates.

Item 15.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.
      Our Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, copies of which are filed herein as Exhibits 3.1, 3.11, 3.12, 3.13 and 3.2, provide for advancement of expenses and indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

Item 16.	Exhibits

Exhibits

1.1	Form of Equity Underwriting Agreement.*

3.1	Second Amended and Restated Certificate of Incorporation of Waters Corporation (incorporated by reference to the Registrant’s Report on Form 10-K filed March 29, 1996).

3.11	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Waters Corporation, as amended May 12, 1999 (incorporated by reference to the Registrant’s Report on Form 10-Q filed August 11, 1999).

3.12	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Waters Corporation, as amended July 27, 2000 (incorporated by reference to the Registrant’s Report on Form 10-Q filed August 8, 2000).

3.13	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Waters Corporation, as amended May 25, 2001 (incorporated by reference to the Registrant’s Report on Form 10-K filed March 28, 2002).

3.2	Amended and Restated By-Laws of Waters Corporation, as amended to date (incorporated by reference to the Registrant’s Report on Form 10-K filed March 29, 1996).

4.2	Rights Agreement, dated as of August 9, 2002, between Waters Corporation and EquiServe Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 Waters’ Form 8-A12B/A filed August 27, 2002).

4.6	Form of Rights Certificate (incorporated by reference to Exhibit 4.2).

5.1	Opinion of Bingham McCutchen LLP.**

12.1	Statement re: computation of ratios of earnings to fixed charges.**

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).**
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.**

24.1	Power of Attorney (included in signature page hereto).**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings
      The undersigned Registrant hereby undertakes:
      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
      That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Waters Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Milford, Commonwealth of Massachusetts, on this 26th day of May 2006.

Waters Corporation

By:	/s/ John Ornell

John Ornell
Vice President, Finance and Administration and
Chief Financial Officer
POWER OF ATTORNEY
      Each person whose signature appears below hereby appoints each of Douglas A. Berthiaume, John Ornell and Mark T. Beaudouin severally, acting alone and without the others, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this Registration Statement or any such additional registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas A. Berthiaume Douglas A. Berthiaume	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	May 25, 2006

/s/ John Ornell John Ornell	Vice President, Finance and Administration and Chief Financial Officer (principal financial officer and principal accounting officer)	May 25, 2006

/s/ Joshua Bekenstein Joshua Bekenstein	Director	May 25, 2006

/s/ Dr. Michael J. Berendt Dr. Michael J. Berendt	Director	May 25, 2006

Signature	Title	Date

/s/ Edward Conard Edward Conard	Director	May 25, 2006

/s/ Dr. Laurie H. Glimcher Dr. Laurie H. Glimcher	Director	May 25, 2006

/s/ William J. Miller William J. Miller	Director	May 25, 2006

/s/ Thomas P. Salice Thomas P. Salice	Director	May 25, 2006

/s/ Christopher A. Kuebler Christopher A. Kuebler	Director	May 25, 2006

/s/ JoAnn A. Reed JoAnn A. Reed	Director	May 25, 2006

EXHIBIT INDEX

Exhibits

1.1	Form of Equity Underwriting Agreement.*

3.1	Second Amended and Restated Certificate of Incorporation of Waters Corporation (incorporated by reference to the Registrant’s Report on Form 10-K filed March 29, 1996).

3.11	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Waters Corporation, as amended May 12, 1999 (incorporated by reference to the Registrant’s Report on Form 10-Q filed August 11, 1999).

3.12	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Waters Corporation, as amended July 27, 2000 (incorporated by reference to the Registrant’s Report on Form 10-Q filed August 8, 2000).

3.13	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Waters Corporation, as amended May 25, 2001 (incorporated by reference to the Registrant’s Report on Form 10-K filed March 28, 2002).

3.2	Amended and Restated By-Laws of Waters Corporation, as amended to date (incorporated by reference to the Registrant’s Report on Form 10-K filed March 29, 1996).

4.1	Specimen certificate for shares of Common Stock, par value $.01 per share*

4.2	Rights Agreement, dated as of August 9, 2002, between Waters Corporation and EquiServe Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 Waters’ Form 8-A12B/A filed August 27, 2002).

4.6	Form of Rights Certificate (incorporated by reference to Exhibit 4.2).

5.1	Opinion of Bingham McCutchen LLP.**

12.1	Statement re: computation of ratios of earnings to fixed charges.**

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).**

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.**

24.1	Power of Attorney (included in signature page hereto).**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.